Exhibit 32.02

Written Statement of Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

The undersigned, the Chief Financial Officer of Duratek, Inc. (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a)                                  the Annual Report on Form 10-K of the Company for the year ended December 31, 2005 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)                                 information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Robert F. Shawver
Robert F. Shawver
Chief Financial Officer
February 27, 2006

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.